EXHIBIT 4.3
EXTENSION AND CONVERSION AGREEMENT

This Agreement made as of this 7th day of July, 2008 between Arkados Group, Inc., formerly CDKnet.com, Inc., a Delaware corporation (the “Company”) having a principal place of business at 220 Old New Brunswick Road, Suite 202, Piscataway, NJ 08854, and the holder of the Company’s outstanding 6% Convertible Subordinated Notes due June 30, 2008 (the “Notes”) that has executed this Agreement on Schedule I hereto.  Such holder is referred to herein as the “Lender”.

WHEREAS, the Company issued $1,066,500 of the principal of the Notes;

WHEREAS,  principal and interest on the Notes, as previously amended, was due on June 30, 2008 and the Company’s failure to pay principal and interest by July 7, 2008, absent this Agreement becoming effective, would constitute an “Event of Default” as defined in the Notes;

WHEREAS, the Lender deems it in its best interest to enter into this Agreement to facilitate capital raising activities by the Company; and

WHEREAS, Lender is willing to release the Company from its obligation to repay the principal amount of the Notes held by each Lender upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the terms, conditions and agreements contained in this Agreement, the parties agree as follows:

1.           EXTENSION, FORBEARANCE AND WAIVER.

(a)           Extension.  The Lender hereby agrees to amend the Notes to extend the “Maturity Date” defined in the Notes to June 30, 2009 (the “Extension”).  Such amendment will be effective upon the execution of this Agreement by the holders of $711,000 of the principal amount of the Notes.

(b)           Forbearance.  The Lender agrees to refrain from exercising any rights as creditor arising from the Notes and related security purchase agreements and warrants (the “Ancillary Documents”) until the Maturity Date of the Notes, as modified by this Agreement.

(c)           Waiver.  The Lender agrees to waive (i) any and all prior defaults on the Notes and Ancillary Documents; and (ii) any right to mandatory redemption of the Notes pursuant to Section 4(c) thereof.

2.           ISSUANCE OF SECURITIES.

(a)           In exchange for a portion of the Notes, the Lender agrees to accept in full satisfaction of the Company’s obligation to repay 25% of the principal and interest due on the

Notes, that number of restricted shares of the Company’s common stock (“Shares”) determined by dividing 25% of principal and interest of the Note as of June 30, 2008 by $0.35.

For example, the holder of $100 principal of the Notes, assuming the Notes have been outstanding for three full years, the interest accrued on the Notes would be $18, the total of principal and interest would be $118, the holder would receive 85 Shares and the Note would continue to represent $75 of principal and $13.50 accrued and unpaid interest.

In order to receive the Shares, the Lender must surrender the original Note to the Company so that the Company can endorse the Note with the adjusted principal and interest outstanding.  The Company agrees to issue certificates representing the Shares and a return the endorsed Note representing the balance that is not exchanged within five business days after receiving the Notes, properly endorsed for transfer to the Company.

(b)           Certificates, representing the Shares, in due and proper form, representing the shares will be registered in the name of the Lender and bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT”.

(c)           Notwithstanding the restricted nature of the Shares upon issuance, the Company, at its sole cost and expense, will provide an opinion of counsel to its transfer agent to the effect that the Shares may be transferred without registration pursuant to the exemption set forth in Rule 144, provided the Lender can provide a representation letter to the transfer agent substantially in the form annexed hereto as Exhibit A.

3.           LENDER’S REPRESENTATIONS AND WARRANTIES.

The Lender hereby acknowledges, represents and warrants to, and agrees with, the  Company as follows:

(a)           The Lender has the authority and power, corporate and otherwise, is acquiring the shares for his own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such shares.

(b)           The Lender acknowledges its understanding that the exchange of Shares for 25% of the Notes is intended to be exempt from  registration under the Act by virtue of

Sections 3(a)(10) and 4(2) of the Securities Act of 1933, as amended (the “Act”) and the provisions of Regulation D thereunder.

(c)           The Lender has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and  has no need for liquidity with respect to his investment in the Company.

(d)           The Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Act (17 C.F.R. 230.501(a)).

(e)           The Lender has made an independent investigation of the Company’s business, and is relying solely on the information contained in the Company’s reports filed under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

(f)           The Lender is aware that the Company will pay Trident Partners Ltd. a fee of $40,000 and 50,000 restricted shares of the Company’s Common Stock as an exchange solicitation fee.

(g)           The Lender is aware that the Company is negotiating certain amendments to its 6% secured convertible debentures due June 28, 2009 (the “Secured Debentures”), which, among other things, would capitalize interest due on July 1, 2008 and if such amendments are not accepted by the holders of the requisite amount of outstanding principal of the Secured Debentures and the Company fails to make the interest payment when due, the holders of the Secured Debentures could declare an Event of Default and accelerate the due date thereof.

(h)           The Lender represents, warrants and agrees that it will not sell or otherwise transfer the Securities unless registered under the Act or in reliance upon an exemption  therefrom, and fully understands and agrees that he must bear the economic risk of his purchase for an indefinite period of time because, among other reasons, the shares or underlying securities have not been registered under the Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws  of such states or an exemption from such registration is available.  The Lender further understands that sales or transfers of the Securities or shares of Common Stock underlying the Warrants are restricted by the provisions of state securities laws.

(i)           The Company may, before or after the issuance of the shares, borrow funds as part of a plan of financing, which borrowings may be secured by a security interest in substantially all of the Company’s assets.

(j)           The foregoing representations, warranties and agreements shall survive the delivery of the shares under the Agreement.

4.           COMPANY REPRESENTATIONS AND WARRANTIES.

The Company hereby acknowledges, represents and warrants to, and agrees with the Lenders as follows:

(a)           The Company has been duly organized, validly exists and is in good standing under the laws of the State of Delaware.  The Company has full corporate power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the United States Bankruptcy Code and laws effecting creditors rights, generally.

(b)           Subject to the performance by the Lender of its obligations under this Agreement and the accuracy of the representations and warranties of the Lender, the offering and sale of the shares will be exempt from the registration requirements of the Act.

(c)           The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement will not contravene any provision of applicable law or the charter documents of the Company or any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement.

(d)           The foregoing representations, warranties and agreements shall survive the Closing.

5.           RELEASE.

The Lender releases and forever discharges the Company of and from all and all manner of actions, suits, debts, sums of money, contracts, agreements, claims and demands at law or in equity, that Lender had, or may have arising from the 25% of the original principal of the Notes and interest accrued on 25% of the principal balance from the Original Issuance Date to June 30, 2008, except for the Company’s obligation to deliver the Shares in exchange for the Notes that are retired.

6.           OBLIGATION IRREVOCABLY AND SEVERAL.

The Lenders obligations under this Agreement are several and not joint and will be effective and irrevocable upon the receipt of an executed counterpart of this Agreement signed by each Lender.

7.           MISCELLANEOUS.

(a)           Modification.   Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or  termination is sought.

(b)           Notices.   Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone  interested hereunder shall be sufficiently given if (a) deposited, postage  prepaid, in a United States mail letter box, registered or certified mail,  return receipt requested, addressed to such address as may be given herein, or  (b) delivered personally at such address.

(c)           Counterparts.   This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and  each of such counterparts shall, for all purposes, constitute one agreement  binding on all the parties, notwithstanding that all parties are not signatories  to the same counterpart.

(d)           Binding Effect.   Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the  parties and their heirs, executors, administrators, successors, legal representatives and assigns.  If the undersigned is more than one person, the obligation of the Investor shall be joint and several, and the agreements,  representations, warranties and acknowledgments herein contained shall be deemed  to be made by and be binding upon each such person and his heirs, executors,  administrators and successors.

(e)           Entire Agreement.   This instrument contains the entire agreement of the parties, and there are no representations, covenants or other  agreements except as stated or referred to herein.

(f)           Applicable Law.   This Agreement shall be governed and construed under the laws of the State of New York.

IN WITNESS WHEREOF, the Company and Lenders have caused this Agreement to be executed and delivered by their respective officers, thereunto duly authorized.

ARKADOS GROUP, INC. By: ________________________________ Oleg Logvinov, CEO

[LENDER SIGNATURE PAGES FOLLOW]

SCHEDULE I

EXTENSION, FORBEARANCE AND DEBT CONVERSION AGREEMENT

IN WITNESS WHEREOF, the undersigned holder of the Company’s 6% Convertible Subordinated Notes due June 30, 2008 has caused this Agreement to be duly executed this ___ day of _____________ 2008.

Original Principal
Amount of Note: $__________

Dated: _______________, 2008	Print Name: ___________________________________ Signature: ___________________________________ Title (if applicable): _____________________________ Telephone No.: ________________________________

BY EXECUTING THIS AGREEMENT, LENDER AGREES TO DELIVER THE ORIGINAL NOTE TO THE COMPANY FOR ENDORSEMENT AND ACKNOWLEDGES THAT THE COMPANY WILL NOT DELIVER CERTIFICATES REPRESENTING THE SHARES  TO THE LENDER UNTIL THE ORIGINAL NOTE IS DELIVERED TO THE COMPANY.

THE OFFER IS SUBJECT TO ACCEPTANCE BY THE COMPANY, AS EVIDENCED BY ITS EXECUTION OF A COUNTERPART SIGNATURE PAGE. THE OFFER MAY BE MODIFIED OR WITHDRAWN AT THE COMPANY’S SOLE DISCRETION.